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                                                                     EXHIBIT 5.4

                      LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                                  (LETTERHEAD)


                                September 3, 2003



Board of Directors
PATRIOT SCIENTIFIC CORPORATION
10989 Via Frontera
San Diego, California  92127

         Re:      Registration Statement on Form S-8
                  2003 Stock Option Plan

Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 6,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"), of Patriot Scientific Corporation, a Delaware corporation (the "Company"), to be issued pursuant to the Company's 2003 Stock Option Plan (the "Plan").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

  /s/ Luce, Forward, Hamilton & Scripps LLP

Luce, Forward, Hamilton & Scripps LLP







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